As filed with the Securities and Exchange Commission on September 25, 2001
                                                  Registration No. 333-_________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             ----------------------
                               CYLINK CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          CALIFORNIA                                            95-3891600
(State or Other Jurisdiction of                             (I.R.S. Employer
 Incorporation or Organization)                           Identification Number)

                                 3131 JAY STREET
                          SANTA CLARA, CALIFORNIA 95054
              (Address of Registrant's Principal Executive Offices)

              CYLINK CORPORATION 1994 FLEXIBLE STOCK INCENTIVE PLAN
               CYLINK ATM TECHNOLOGY CENTER 2000 STOCK OPTION PLAN
           CYLINK CORPORATION 2001 NON-QUALIFIED STOCK INCENTIVE PLAN
                              (Full Title of Plans)

                             ROBERT B. FOUGNER, ESQ.
                          GENERAL COUNSEL AND SECRETARY
                               CYLINK CORPORATION
                                 3131 JAY STREET
                          SANTA CLARA, CALIFORNIA 95054
                                 (408) 855-6000
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                 ---------------

                                    Copy to:
                             PAUL L. LION III, ESQ.
                             WILLIAM HEROCHIK, ESQ.
                             MORRISON & Foerster LLP
                               755 PAGE MILL ROAD
                            PALO ALTO, CA 94304-1018
                                 (415) 813-5615

                                 ---------------

                                           CALCULATION OF REGISTRATION FEE

  ================================== ================== ==================== ======================== ===============
                                                              MAXIMUM           PROPOSED MAXIMUM        AMOUNT OF
         TITLE OF SECURITIES             AMOUNT TO        OFFERING PRICE       AGGREGATE OFFERING      REGISTRATION
          TO BE REGISTERED             BE REGISTERED       PER SHARE(1)             PRICE(1)               FEE
  ---------------------------------- ------------------ -------------------- ------------------------ ---------------
  Common Stock, to be issued under
  the Cylink Corporation 1994
  Flexible Stock Incentive Plan,
  the Cylink ATM Technology Center
  2000 Stock Option Plan and the
  Cylink Corporation 200
  Non-Qualified Stock Incentive
  Plans                               10,276,449               $0.68              $6,987,985.33            $1,747.00
  ================================== ================== ==================== ======================== ===============




(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee and based upon 100% of the average of the high and low prices reported on the Nasdaq National Market on September 21, 2001.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part 1 of Form S-8 (plan information and registrant information and employee plan annual information) will be sent or given to employees as specified by Securities and Exchange Commission Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

         This Registration Statement relates to and registers 10,276,449 of which 7,976,449 shares of Common Stock of Cylink Corporation are for issuance under the Cylink Corporation 1994 Flexible Stock Incentive Plan (the "1994 Plan") 300,000 are for issuance under the Cylink ATM Technology Center 2000 Stock Option Plan (the "2000 Plan") and 2,000,000 are for issuance under the Cylink Corporation 2001 Non-Qualified Stock Incentive Plan (the "2001 Plan"). The reports listed below have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by Cylink Corporation (the "Company") and are now incorporated herein by reference to the extent not superseded by documents or reports subsequently filed or furnished:

         (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000, as filed with the Commission on April 2, 2001 pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as Amended (the "Exchange Act");

         (b) The Company's Quarterly Reports on Form 10-Q for the quarter ended April 1, 2001, as filed with the Commission on May 16, 2001; and the quarter ended July 1, 2001, as filed with the Commission on August 16, 2001, pursuant to
Section 13(a) or 15(d) of the Exchange Act; and

         (c) The description of the Company's Common Stock to be offered hereby which is contained in its Registration Statement on Form 8-A as filed with the Commission on February 14, 1996 under the Exchange Act.

         All documents subsequently filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 by the Company prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

         Except as superseded or modified herein, any statement contained in any document incorporated by reference herein or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

ITEM 4. DESCRIPTION OF SECURITIES.

         The  information   required  by  Item  4  is  not  applicable  to  this
Registration Statement because the class of securities to be offered is registered under Section 12 of the Securities Exchange Act of 1934.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Bylaws provide that the Company will indemnify its Directors and executive officers and may indemnify its other officers, employees and other agents to the fullest extent permitted by California law. The Company is also empowered under its Bylaws to enter into indemnification agreements with its Directors and officers and to purchase insurance on behalf of any person whom it is required or permitted to indemnify. The Company has entered into indemnification agreements with each of its Directors and executive officers and obtained a policy of Directors' and officers' liability insurance that insures such persons against the cost of defense, settlement or payment of a judgment under certain circumstances.

         In addition, the Company's Amended and Restated Articles of Incorporation provide that the liability of the Company's Directors for monetary damages shall be eliminated to the fullest extent permissible under California law. This provision in the Amended and Restated Articles of Incorporation does not eliminate a Director's duty of care, and in appropriate circumstances equitable remedies such as an injunction or other forms of non-monetary relief will remain available under California law. Each Director will continue to be subject to liability for breach of the Director's duty of loyalty to the Company, for acts or omission not in good faith or involving intentional misconduct or knowing violations of law, for acts or omissions that the Director believes to be contrary to the best interests of the Company or its shareholders, for any transaction from which the Director derived an improper personal benefit, for improper transactions between the Director and the Company and for improper distributions to shareholders and loans to Directors and officers. This provision also does not affect a Director's responsibilities under any laws, such as the federal securities laws or state or federal environmental laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

         The  information   required  by  Item  7  is  not  applicable  to  this
Registration Statement.

ITEM 8. EXHIBITS.

         Incorporated by reference to the Exhibit Index attached hereto.

ITEM 9. UNDERTAKINGS.

         The undersigned Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (1)(i) and
         (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

ITEM 8. EXHIBITS.

         4.1 Amended and Restated  Articles of  Incorporation  of the Registrant
(incorporated by reference to Exhibit 3.1 and 3.2 to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-80719) which became effective on February 15, 1996 (the "Registration Statement on Form S-1")).

         4.2 Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Registration Statement on Form S-1).

         4.3 Cylink Corporation 1994 Flexible Stock Incentive Plan.

         4.4 Cylink ATM Technology Center 2000 Stock Option Plan.

         4.5 Cylink Corporation 2001 Non-Qualified Stock Incentive Plan.

         5.1 Opinion of Morrison & Foerster LLP

         23.1 Consent of Morrison & Foerster LLP (contained in Exhibit 5.1)

         23.2 Consent of Deloitte & Touche LLP, Independent Auditors

         23.3 Consent of PricewaterhouseCoopers LLP, Independent Accountants

         24.1 Power of Attorney (see Signature Page)

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant, Cylink Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on September 24, 2001.


                                          CYLINK CORPORATION

                                           By: /s/ Christopher Chillingworth
                                               ---------------------------------
                                               Christopher Chillingworth
                                               Vice President of Finance
                                               and Administration and
                                               Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Christopher Chillingworth and Robert B. Fougner, and each of them, as attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendment to this Registration Statement and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorneys-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming the said attorney-in-fact or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


Signature                                            Capacity                             Date
---------                                            --------                             ----
  /s/ Christopher Chillingworth                      Vice President of Finance            September 24, 2001
----------------------------------------             and Administration and
      Christopher Chillingworth                      Chief Financial Officer




  /s/ William P. Crowell                             President, Chief Executive           September 19, 2001
----------------------------------------             Officer, and Director
      William P. Crowell


  /s/ Leo A. Guthart                                 Director, Chairman of the            September 20, 2001
----------------------------------------             Board of Directors
      Leo A. Guthart


  /s/ James S. Simons                               Director                             September 19, 2001
----------------------------------------
      James S. Simons


  /s/ Howard L. Morgan                              Director                             September 19, 2001
----------------------------------------
      Howard L. Morgan


  /s/ Elwyn Berlekamp                                Director                             September 24, 2001
----------------------------------------
      Elwyn Berlekamp


  /s/ William W. Harris                              Director                             September 24, 2001
----------------------------------------
      William W. Harris


  /s/ Paul Gauvreau                                  Director                             September 20, 2001
----------------------------------------
      Paul Gauvreau


                                                     Director                             _________, 2001
----------------------------------------
      Regis McKenna

                                INDEX TO EXHIBITS

EXHIBIT
NUMBER                              DOCUMENT
------                              --------
4.1 Amended and Restated Articles of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 and 3.2 to the Registrant's Registration Statement on Form S-1 (Commission File No. 33-80719) which became effective on February 15, 1996 (the "Registration Statement on Form S-1")).

4.2      Amended  and  Restated  Bylaws  of  the  Registrant   (incorporated  by
         reference to Exhibit 3.3 to the Registration Statement on Form S-1).

4.3      Cylink Corporation 1994 Flexible Stock Incentive Plan.

4.4      Cylink ATM Technology Center 2000 Stock Option Plan.

4.5      Cylink Corporation 2001 Non-Qualified Stock Incentive Plan.

5.1      Opinion of Morrison & Foerster LLP

23.1     Consent of Counsel (included in Exhibit 5.1)

23.2     Consent of Deloitte & Touche LLP, Independent Auditors

23.3     Consent of PricewaterhouseCoopers LLP, Independent Accountants

24.1     Power of Attorney (see Signature Page)